Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-75801, 333-77211, 333-85324 and 333-151809 on Form S-8 and Registration Statement No. 333-122020 on Form S-3 of MicroFinancial Incorporated (the “Company”) of our report dated March 31, 2010, relating to the audit of the Company’s consolidated financial statements for the year ended December 31, 2009 which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Caturano and Company, Inc.

(formerly Caturano and Company, P.C.)

Boston, Massachusetts

March 30, 2012